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                                                                   Exhibit 10.25

                                                                  EXECUTION COPY

                           COLLATERAL TRUST AGREEMENT

                            DATED AS OF JULY 16, 2003

                                      AMONG

                              CALPINE CORPORATION,

                         QUINTANA MINERALS (USA), INC.,

                                JOQ CANADA, INC.,

                          QUINTANA CANADA HOLDINGS LLC,

                            THE BANK OF NOVA SCOTIA,
                      AS AGENT UNDER THE CREDIT AGREEMENT,

                            WILMINGTON TRUST COMPANY,
                      AS TRUSTEE UNDER THE 2007 INDENTURE,

                            WILMINGTON TRUST COMPANY,
                      AS TRUSTEE UNDER THE 2010 INDENTURE,

                            WILMINGTON TRUST COMPANY,
                      AS TRUSTEE UNDER THE 2013 INDENTURE,

                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
             AS ADMINISTRATIVE AGENT UNDER THE TERM LOAN AGREEMENT,

                                       AND

                              THE BANK OF NEW YORK,
                              AS COLLATERAL TRUSTEE

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                                TABLE OF CONTENTS

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ARTICLE 1. DEFINITIONS; PRINCIPLES OF CONSTRUCTION...............................................................     2
           1.1. Defined Terms....................................................................................     2
           1.2. Rules of Interpretation..........................................................................    22

ARTICLE 2. THE TRUST ESTATE......................................................................................    23
           2.1. Declaration of Trust.............................................................................    23

ARTICLE 3. OBLIGATIONS AND POWERS OF COLLATERAL TRUSTEE..........................................................    24
           3.1. Undertaking of the Collateral Trustee............................................................    24
           3.2. Release or Subordination of Liens................................................................    25
           3.3. Remedies Upon Actionable Default.................................................................    25
           3.4. Application of Proceeds..........................................................................    26
           3.5. Powers of the Collateral Trustee.................................................................    27
           3.6. Documents and Communications.....................................................................    27
           3.7. For Sole and Exclusive Benefit of Holders of Secured Obligations.................................    27
           3.8. Additional Secured Debt..........................................................................    27

ARTICLE 4. OBLIGATIONS ENFORCEABLE BY THE COMPANY AND THE CANADIAN GUARANTORS....................................    29
           4.1. Release of Liens.................................................................................    29
           4.2. Delivery of Copies to Secured Debt Representatives...............................................    31
           4.3. Collateral Trustee not Required to Serve, File or Record.........................................    31

ARTICLE 5. IMMUNITIES OF THE COLLATERAL TRUSTEE..................................................................    31
           5.1. No Implied Duty..................................................................................    31
           5.2. Appointment of Agents and Advisors...............................................................    31
           5.3. Other Agreements.................................................................................    32
           5.4. Solicitation of Instructions.....................................................................    32
           5.5. Limitation of Liability..........................................................................    32
           5.6. Documents in Satisfactory Form...................................................................    32
           5.7. Entitled to Rely.................................................................................    32
           5.8. Secured Debt Default.............................................................................    33
           5.9. Actions by Collateral Trustee....................................................................    33
           5.10. Security or Indemnity in favor of the Collateral Trustee........................................    33
           5.11. Rights of the Collateral Trustee................................................................    33
           5.12. Limitations on Duty of Collateral Trustee in Respect of Collateral..............................    33
           5.13. Assumption of Rights, Not Assumption of Duties..................................................    34
           5.14. No Liability for Clean Up of Hazardous Materials................................................    34

ARTICLE 6. RESIGNATION AND REMOVAL OF THE COLLATERAL TRUSTEE.....................................................    34
           6.1. Resignation or Removal of Collateral Trustee.....................................................    34
           6.2. Appointment of Successor Collateral Trustee......................................................    35
           6.3. Succession.......................................................................................    35
           6.4. Limitation.......................................................................................    35

ARTICLE 7. MISCELLANEOUS PROVISIONS..............................................................................    35
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           7.1. Amendment........................................................................................    35
           7.2. Further Assurances...............................................................................    36
           7.3. Successors and Assigns...........................................................................    37
           7.4. Delay and Waiver.................................................................................    37
           7.5. Notices..........................................................................................    37
           7.6. Entire Agreement.................................................................................    39
           7.7. Compensation; Expenses...........................................................................    39
           7.8. Indemnity........................................................................................    40
           7.9. Severability.....................................................................................    41
           7.10. Headings........................................................................................    41
           7.11. Obligations Secured.............................................................................    41
           7.12. Governing Law...................................................................................    41
           7.13. Consent to Jurisdiction.........................................................................    41
           7.14. Waiver of Jury Trial............................................................................    41
           7.15. Counterparts....................................................................................    42
           7.16. Effectiveness...................................................................................    42
           7.17. Additional Obligors.............................................................................    42
           7.18. Appointment of Sub-Agent for Control Agreements.................................................    42
           7.19. Transfer of the Existing Security Documents.....................................................    43

                         List of Exhibits and Schedules

         Exhibit A       Collateral Trust Joinder

         Exhibit B       Notice of Advance

         Schedule 1      Existing Security Documents

         Schedule 2      Instruments of Transfer for Existing Security Documents

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                           COLLATERAL TRUST AGREEMENT

                  This Collateral Trust Agreement, dated as of July 16, 2003 (this "Agreement"), is entered into by and among Calpine Corporation, a Delaware corporation (the "Company"), Quintana Minerals (USA), Inc., a Delaware corporation, JOQ Canada, Inc., a Delaware corporation, Quintana Canada Holdings LLC, a Delaware limited liability company, The Bank of Nova Scotia, as Credit Agreement Agent, Wilmington Trust Company, as Trustee under the 2007 Indenture, Wilmington Trust Company, as Trustee under the 2010 Indenture, Wilmington Trust Company, as Trustee under the 2013 Indenture, Goldman Sachs Credit Partners L.P., as Term Loan Administrative Agent, and The Bank of New York, as Collateral Trustee (together with its successors in such capacity, the "Collateral Trustee").

                                    RECITALS

                  1. The Company is party to a Credit Agreement dated as of March 8, 2002 (as amended, the "Existing Credit Agreement") among, inter alia, the Company, the Lenders referred to therein and The Bank of Nova Scotia, as Administrative Agent, relating to (i) an approximately $570 million revolving credit facility and (ii) a $1.0 billion term loan facility. The payment of the principal of and interest on the loans and the payment of all other obligations under the Existing Credit Agreement are secured by Liens held by The Bank of Nova Scotia, as Agent under the Existing Credit Agreement (the "Existing Collateral Agent") pursuant to the security documents listed on Schedule 1 (the "Existing Security Documents"). All Obligations under the Existing Credit Agreement (as defined therein) are guaranteed by each of the Canadian Guarantors. The obligations of each of the Canadian Guarantors under their respective Guarantees are limited to such Canadian Guarantor's ownership interest in Calpine Canada Energy Ltd., a Nova Scotia limited liability company ("CCEC"), that has been pledged to the Existing Collateral Agent.

                  2. The Company intends to enter into an Amended and Restated Credit Agreement dated as of July 16, 2003 among, inter alia, the Company, the Lenders referred to therein and The Bank of Nova Scotia, as Administrative Agent, relating to a $500,000,000 senior secured credit facility to be made available in the form of revolving loans and term loans, including letters of credit to be issued thereunder.

                  3. The Company intends to (a) issue $500,000,000 in aggregate principal amount of Second Priority Senior Secured Floating Rate Notes due 2007 (the "2007 Notes") pursuant to the Indenture dated as of July 16, 2003 (the "2007 Indenture") between the Company and Wilmington Trust Company, as Trustee (together with its successors in such capacity, the "2007 Trustee"), (b) issue $1,150,000,000 in aggregate principal amount of 8.50% Second Priority Senior Secured Notes due 2010 (the "2010 Notes") pursuant to the Indenture dated as of July 16, 2003 (the "2010 Indenture") between the Company and Wilmington Trust Company, as Trustee (together with its successors in such capacity, the "2010 Trustee"), (c) issue $900,000,000 in aggregate principal amount of 8.75% Second Priority Senior Secured Notes due 2013 (the "2013 Notes") pursuant to the Indenture dated as of July 16, 2003 (the "2013

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Indenture") between the Company and Wilmington Trust Company, as Trustee
(together with its successors in such capacity, the "2013 Trustee"), and (d) borrow $750,000,000 in Term Loans pursuant to a Credit Agreement dated as of July 16, 2003 between the Company and Goldman Sachs Credit Partners L.P., as Administrative Agent. The proceeds from the offering of the 2007 Notes, the 2010 Notes and the 2013 Notes and the borrowing of the Term Loans will be used, among other things, to refinance the loans outstanding under the Existing Credit Agreement.

                  4. The Company intends to secure its Secured Obligations, including its obligations under the Credit Agreement and any future Priority Lien Debt, on a priority basis, and, subject to such priority, its obligations under the 2007 Notes, 2010 Notes, 2013 Notes and Term Loans and any future Parity Lien Debt equally and ratably, with security interests in all present and future property of the Company, except Excluded Assets. The Canadian Guarantors intend to Guarantee all Secured Obligations and to secure such Guarantees by pledging 65% of the aggregate outstanding voting stock of CCEC. The obligations of each of the Canadian Guarantors under their respective Guarantees are limited to such Canadian Guarantor's ownership interest in CCEC that has been pledged to the Collateral Trustee.

                  5. This Agreement sets forth the terms on which the Company has appointed the Collateral Trustee as trustee for the present and future holders of the Secured Obligations to accept transfer of the Existing Security Documents and to receive, hold, maintain, administer, enforce and distribute the Security Documents, including all Guarantees granted thereunder, at any time delivered to the Collateral Trustee and all interests, rights, powers and remedies of the Collateral Trustee thereunder and the proceeds thereof.

                  NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

         1.1.     DEFINED TERMS.

                  (a) The following terms shall have the following meanings:

                  "Act of Instructing Debtholders" means, as to any matter at any time, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of Priority Lien Debt or Parity Lien Debt holding more than 50% of the aggregate outstanding principal amount of all Priority Lien Debt and Parity Lien Debt that is then due and payable, voting together as a single class. For this purpose, Parity Lien Debt or Priority Lien Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding.

                  "Act of Secured Debtholders" means, as to any matter, a direction in writing delivered to the Collateral Trustee by or with the written consent of:

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    (1) the Required Parity Debtholders accompanied by written confirmation from each Parity Debt Representative in respect of each Series of Parity Lien Debt then outstanding (in form reasonably satisfactory to such Parity Debt Representative and the Collateral Trustee) as to the principal amount of Parity Lien Debt registered by that Parity Debt Representative as outstanding in the name of any consenting holder of Parity Lien Debt who is a holder of such Series of Parity Lien Debt; and

    (2) the Required Priority Debtholders.

                  "Actionable Default" means (1) the failure to pay any principal of or interest on any Series of Secured Debt outstanding in the amount of $50.0 million or more resulting in an event of default under the applicable Series of Secured Debt after payment is due, including payments that are due (or if any required offer had been timely made would be due) in respect of any mandatory offer to purchase Secured Debt resulting in an event of default under the applicable Series of Secured Debt, (2) the failure to pay in full, when due and payable in full (whether at maturity, upon acceleration or otherwise), any Series of Secured Debt outstanding in the amount of $50.0 million or more, (3) the exercise by the Collateral Trustee or any of its co-trustees or agents (including the Priority Lien Agent) of any right or power that is exercisable by it only upon default to take sole and exclusive dominion and control over any Collateral consisting of a deposit in a deposit account, commodity contract in a commodity account or financial asset in a securities account constituting Collateral or the delivery of any instructions to the Collateral Trustee directing it to foreclose or otherwise enforce, or to distribute the proceeds of enforcement of, any Lien upon any Collateral or (4) the occurrence of any event of default under any indenture or agreement governing any Series of Secured Debt arising from the commencement of any Bankruptcy Case or Insolvency Proceeding.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

                  "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

                                        3

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                  "Bankruptcy Case" means any case under Title 11 of the United
States Code or any successor bankruptcy law commenced voluntarily or involuntarily against the Company or any other Obligor.

                  "Board of Directors" means:

    (1) with respect to a corporation, the Board of Directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

    (2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

    (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

    (4) with respect to any other Person, the board or committee of such Person serving a similar function.

                  "Canadian Guarantors" means Quintana Minerals (USA), Inc., a Delaware corporation, JOQ Canada, Inc., a Delaware limited liability company and Quintana Canada Holdings LLC, a Delaware limited liability company, and any successor to any of the foregoing.

                  "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

                  "Capital Stock" means:

                  (1)      in the case of a corporation, corporate stock;

                  (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                  (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

                  (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

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                  "Cash Equivalents" means:

         (1) the lawful currency of any country where the Company owns or operates a Facility;

         (2) securities issued or directly and fully guaranteed or insured by the United States government or any state thereof (or any agency or instrumentality thereof), by the Canadian government (or any agency or instrumentality thereof), or by the government of a member state of the European Union (or any agency or instrumentality thereof), in each case the payment of which is backed by the full faith and credit of the United States, Canada or the relevant member state of the European Union, as the case may be, and having maturities of not more than six months from the date of acquisition;

         (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch or successor rating agency rating of "B" or better;

         (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

         (5) commercial paper having one of the two highest ratings obtainable from Moody's or S&P and maturing within six months after the date of acquisition; and

                  (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

                  "Collateral" means all properties and assets at any time owned or acquired by the Company, except the Excluded Assets, and the Canadian Guarantors' ownership interest in 65% of the aggregate outstanding voting stock of CCEC.

                  "Collateral Trust Joinder" means an agreement substantially in the form of Exhibit A hereto.

                  "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

         (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

         (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

         (3) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

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         (4) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income;

minus non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business;

                  in each case, on a consolidated basis and determined in accordance with GAAP.

                  "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that:

                  (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

                  (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; and

                  (3) the cumulative effect of a change in accounting principles will be excluded.

                  "Control Agreement" means an agreement granting control over a deposit account or deposits therein, a commodity account or commodity contracts carried therein or a securities account or financial assets credited thereto, as security for any Secured Obligations.

                  "Credit Agreement" means that certain Amended and Restated Credit Agreement, dated as of July 16, 2003, by and among the Company and the Credit Agreement Agent, providing for up to $500.0 million of revolving credit and term loan borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

                  "Credit Agreement Agent" means, at any time, the Person serving at such time as the "Agent" or "Administrative Agent" under the Credit Agreement or any other representative of the Lenders then most recently designated by a majority of the Lenders, in a written notice

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delivered to each Parity Debt Representative and the Collateral Trustee, as the
Credit Agreement Agent for the purposes of each of the Parity Lien Debt
Documents.

                  "Credit Facilities" means one or more debt facilities (including the Credit Agreement) with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

                  "Designated Assets" means all geothermal energy assets (including any related extraction, processing or similar equipment and geothermal power plants) and all natural gas assets (including any related extraction, processing or similar equipment, other than natural gas power plants) owned by the Company or any of its Restricted Subsidiaries from time to time, including the equity interests of any Restricted Subsidiary owning any Designated Assets, but excluding (i) any geothermal energy assets that are both unproven and undeveloped and (ii) contracts for the purchase or sale of natural gas and natural gas supplied under such contracts.

                  "Disqualified Stock" means, with respect to any indenture, any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes issued pursuant to such indenture mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the applicable indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

                  "Environmental Laws" means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Hazardous Materials Transportation Authorization Act of 1994, the Federal Insecticide, Fungicide, and Rodenticide Act, the Solid Waste Disposal Act, the Toxic Substance Control Act, the Clean Air Act, the Federal Water Pollution Control Act, the Occupational Safety and Health Act and the Safe Drinking Water Act, and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents.

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                  "Environmental Liabilities" means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law arising under or related to any Environmental Laws (including any permits or other authorizations required under any Environmental Laws) or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property of the Company and its Subsidiaries.

                  "equally and ratably" means, in reference to sharing of Liens or proceeds thereof as between the holders of Parity Lien Obligations with respect to each outstanding Series of Parity Lien Debt, that such Liens or proceeds:

                  (1) shall be allocated and distributed first to each Parity Debt Representative for each outstanding series of Parity Lien Debt, for account of the holders of such Series of Parity Lien Debt, ratably in proportion to the principal of and interest and premium (if any) outstanding on each outstanding Series of Parity Lien Debt when the allocation or distribution is made, and thereafter

                  (2) shall be allocated and distributed (if any remain after payment in full of all of the principal of and interest and premium (if any) on all outstanding Parity Lien Debt) to each Parity Debt Representative for each outstanding series of Parity Lien Debt, for account of the holders of any remaining Parity Lien Obligations with respect to such outstanding Series of Parity Lien Debt, ratably in proportion to the aggregate unpaid amount of such remaining Parity Lien Obligations due and demanded (with written notice to the applicable Parity Debt Representative and the Collateral Trustee) prior to the date such distribution is made.

                  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "Excluded Assets" means (1) any lease of property other than
(i) a lease of a geothermal energy or natural gas interest or property, (ii) a lease of real estate underlying a power generation property or (iii) a capital lease;

        (2) all deposit accounts (as defined in Article 9 of the Uniform Commercial Code of any relevant jurisdiction) and deposits therein to the extent not exceeding $50.0 million in the aggregate, except for the Designated Assets Sale Proceeds Account (as defined in each of the 2007 Indenture, the 2010 Indenture and the 2013 Indenture) and any deposit account and deposits therein holding amounts referred to in clause (7) of this definition;

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        (3) the fixtures and equipment relating to any pipeline if, to the extent that and for so long as (i) the ownership or operation of such pipeline is regulated by any federal or state regulatory authority and (ii) under the law applicable to such regulatory authority the grant of a security interest in such fixtures and equipment is prohibited or a security interest in such fixtures and equipment may be granted only after completion of a filing with, or receipt of consent from, such regulatory authority which has not been effectively completed or received; provided, that (a) such fixtures and equipment will be an Excluded Asset only to the extent and for so long as the conditions set forth in clauses (i) and (ii) in this clause (3) are and remain satisfied and to the extent such assets otherwise constitute Collateral, will cease to be an Excluded Asset, and will become subject to the security interests granted to the Collateral Trustee under the Security Documents immediately and automatically at such time as such conditions cease to exist, including by reason of the effective completion of any required filing or effective receipt of any required regulatory approval, and (b) unless prohibited by law, the proceeds of any sale, lease or other disposition of any such fixtures or equipment that are Excluded Assets shall not be an Excluded Asset and shall at all times be and remain subject to the security interests granted to the Collateral Trustee under the Security Documents, except as such proceeds are applied and used by the Company in the ordinary course of business and applied in accordance with the applicable terms and provisions of each of the Secured Debt Documents;

        (4) all easements, rights-of-way, licenses and other real property interests for or pertaining to the construction, operation, use or maintenance of any pipeline over, upon or under land owned by another Person;

        (5) with respect to personal property, any lease, license, permit, franchise, power, authority or right if, to the extent that and for so long as (i) the grant of a security interest therein constitutes or would result in the abandonment, invalidation or unenforceability of such lease, license, permit, franchise, power, authority or right or the termination of or a default under the instrument or agreement by which such lease, license, permit, franchise, power, authority or right is governed and (ii) such abandonment, invalidation, unenforceability, termination or default is not rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provisions) of any relevant jurisdiction or any other applicable law (including the United States bankruptcy code); provided, that (a) such lease, license, permit, franchise, power, authority or right will be an Excluded Asset only to the extent and for so long as the conditions set forth in clauses (i) and (ii) of this clause (5) are and remain satisfied and to the extent that such assets otherwise constitute Collateral, will cease to be an Excluded Asset, and will become subject to the security interests granted to the Collateral Trustee under the Security Documents immediately and automatically at such time as such conditions cease to exist, including by reason of any waiver or consent under the applicable instrument or agreement, and (b) the proceeds of any sale, lease or other disposition of any such lease, license, permit, franchise, power, authority or right that is or becomes an Excluded Asset shall not be an Excluded Asset and shall at all times be and remain subject to the security interests granted to the Collateral Trustee under the Security Documents, except as such proceeds are applied and used by the Company in the ordinary course of business and applied in accordance with the applicable terms and provisions of each of the Secured Debt Documents;

        (6) with respect to any real property, any lease, license, permit, franchise, power, authority or right if, to the extent that and for so long as the grant of a security interest therein (i) requires a third party consent which has not been obtained or (ii) constitutes or would result in the abandonment, invalidation or unenforceability of such lease, license, permit, franchise, power, authority or right or the termination of or a default under the instrument or agreement by which such lease, license, permit, franchise, power, authority or right is governed; provided, that such lease, license, permit, franchise, power, authority or right will be an Excluded Asset only to the extent and for as long as the conditions set forth in clause (i) or (ii) of this clause (6) are and remain satisfied and to the extent such assets otherwise constitute Collateral, will cease to be an Excluded Asset, and will become subject to the security interests granted to the Collateral Trustee under the Security Documents immediately and automatically at such time as such conditions cease to exist, except as such proceeds are applied and used by the Company in the ordinary course of business and applied in accordance with the applicable terms and provisions of each of the Secured Debt Documents;

        (7) any cash proceeds (including any earnings thereon) of Priority Lien Debt that are pledged to cash collateralize letters of credit;

        (8) any turbines which serve as collateral pursuant to that certain General Agreement dated as of January 31, 2002 among the Company, various Subsidiaries of the Company and Siemens Westinghouse Power Corporation relating to various purchase contracts and letters of intent for gas turbine generators, steam turbine generators and related accessories;

        (9) proved oil and gas reserves located in Oklahoma and undeveloped reserves and unproven acreage located in California, Texas, Wyoming, Montana, Colorado, New Mexico and offshore Louisiana; provided that such reserves and acreage has a Fair Market Value not exceeding $20.0 million in the aggregate;

        (10) Capital Stock of Subsidiaries designated by the Company, but only for so long as (i) the Capital Stock of such Subsidiaries is not pledged to any Person (other than the Collateral Trustee on behalf of all holders of all Secured Debt) and (ii) such Subsidiaries collectively own less than 5.0% of the Company's total consolidated assets and collectively account for less than 5.0% of the Company's Consolidated Cash Flow; and

        (11) any other property in which a security interest cannot be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant jurisdiction; provided that such property has a Fair Market Value not exceeding $25.0 million in the aggregate.

                  "Facility" means a power generation facility or energy producing facility, including any related fuel reserves.

                  "Fair Market Value" means the value that would be paid by a willing buyer to a willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company (unless otherwise provided in the 2007 Indenture, the 2010 Indenture or the 2013 Indenture).

                  "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

        (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates, plus one-third of all payments with respect to operating leases; plus

        (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, except interest on Indebtedness incurred to finance the development or construction of a Facility; plus

        (3) any interest accruing on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon, but excluding any such Guarantee or Lien in effect on the date of the indentures unless the same is called upon; plus

        (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times
    (b) a fraction, the numerator of which is one and the denominator of which is one minus the effective combined federal, state and local statutory tax rate of such Person for the immediately preceding fiscal year, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

                  "GAAP" means generally accepted accounting principles set forth in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect and, to the extent optional, adopted by the Company, on the applicable date of determination.

                  "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

                   "Hazardous Material" means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (i) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, or (ii) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

                  "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

        (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

        (2) other agreements or arrangements designed to manage interest rate risk; and

        (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

                  "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

        (1) in respect of borrowed money;

        (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

        (3) in respect of banker's acceptances;

        (4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

        (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

    (6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

    The amount of any Indebtedness outstanding as of any date will be:

        (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

        (2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

        (3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

        (A) the Fair Market Value of such asset at such date of determination, and

    (B) the amount of the Indebtedness of such other Person.

    Notwithstanding anything to the contrary in this definition of Indebtedness, with respect to any contingent obligations (other than with respect to contractual obligations to repurchase goods sold or distributed, which shall be included to the extent reflected on the balance sheet of such Person in accordance with GAAP) of a Person, the maximum liability of such Indebtedness shall be as determined by such Person's Board of Directors, in good faith, as, in light of the facts and circumstances existing at the time, reasonably likely to be incurred upon the occurrence of the contingency giving rise to such obligation.

                  "Indemnified Liabilities" means any and all liabilities (including all Environmental Liabilities), obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, performance, administration or enforcement of this Agreement or any of the other Security Documents, including any of the foregoing relating to the use of proceeds of any Secured Debt or the violation of, noncompliance with or liability under, any law (including Environmental Laws) applicable to or enforceable against the Company or any of its Subsidiaries or any of the Collateral and all reasonable costs and expenses (including reasonable fees and expenses of legal counsel selected by the Indemnitee) incurred by any Indemnitee in connection with claim, action, investigation or proceeding in any respect relating to any of the foregoing, whether or not suit is brought.

                  "Indemnitee" has the meaning given in Section 7.8(a).

                  "Insolvency Proceeding" means:

        (1) any proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Obligor, any receivership or assignment for the benefit of creditors relating to the Company or any other Obligor or any similar case or proceeding relative to the Company or any other Obligor or its creditors, as such, in each case whether or not voluntary;

        (2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Obligor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

        (3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Obligor are determined and any payment or distribution is or may be made on account of such claims.

                  "Lenders" means, at any time, the parties to the Credit Agreement then holding (or committed to provide) loans, letters of credit or other extensions of credit that constitute (or when provided will constitute) Priority Lien Debt outstanding under the Credit Agreement.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

                  "Moody's" means Moody's Investors Service, Inc. (or, if such entity ceases to rate the applicable notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" (or successor concept) within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act (or successor provision) selected by the Company as a replacement agency).

                  "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, without duplication:

        (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

        (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

                  "Net Proceeds" mean the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Priority Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

                  "Non-Recourse Debt" means Indebtedness of any Restricted Subsidiary that is incurred to finance the exploration, drilling, development, construction or purchase of or by, or repairs, improvements or additions to, property or assets of the Company or any Restricted Subsidiary; provided that such Indebtedness is without recourse to the Company (except as permitted by clause (8) of the definition of Permitted
    Debt) or any Restricted Subsidiary or to any property or assets of the Company or any Restricted Subsidiary other than property or assets (including Capital Stock) of a Restricted Subsidiary subject to a Lien permitted pursuant to clause (8) of the definition of Permitted Liens or property or assets (including Capital Stock) of a Restricted Subsidiary subject to a Lien permitted pursuant to clause (19) of the definition of Permitted Liens.

                  "Note Documents" means each of the 2007 Indenture, the 2010 Indenture and the 2013 Indenture, each of the 2007 Notes, the 2010 Notes and the 2013 Notes, each Sharing Confirmation and the Security Documents.

                  "Notice of Actionable Default" means a written notice given to the Collateral Trustee by the Required Parity Debtholders or any Parity Debt Representative, or the Required Priority Debtholders, stating that an Actionable Default has occurred and is continuing.

                  "Notice of Advance" means a written notice substantially in the form of Exhibit B hereto.

                  "Obligations" means any principal, interest (including any interest accruing at the then applicable rate provided in any applicable Secured Debt Document after the maturity of the loans and reimbursement obligations therein and interest accruing at the then applicable rate provided in any applicable Secured Debt Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Obligor" means the Company, the Canadian Guarantors and each other Restricted Subsidiary of the Company (if any) that at any time guarantees or provides collateral security or credit support for any Secured Obligations.

                   "Officer's Certificate" means a written certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of the Company.

                  "Opinion of Company Counsel" means a written opinion from independent legal counsel who is reasonably acceptable to the Collateral Trustee or the Company's chief legal officer or deputy chief legal officer. The opinion may include exceptions and qualifications consistent with customary practice for written third party legal opinions relating to the subject matter of the opinion.

                  "Parity Debt Representative" means:

        (1) in the case of the 2007 Notes, the 2007 Trustee; in the case of the 2010 Notes, the 2010 Trustee; in the case of the 2013 Notes, the 2013 Trustee;

        (2) in the case of the Term Loans, the Term Loan Administrative Agent;
    or

        (3) in the case of any other Series of Parity Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who maintains the transfer register for such Series of Parity Lien Debt and is appointed as a Parity Debt Representative (for purposes related to the administration of the security documents) pursuant to the indenture or other agreement governing such Series of Parity Lien Debt.

                  "Parity Lien" means a Lien granted by a Security Document to the Collateral Trustee upon any property of the Company or any other Obligor to secure Parity Lien Obligations.

                  "Parity Lien Debt" means:

    (1) the 2007 Notes, the 2010 Notes and the 2013 Notes;

    (2) the Term Loans; and

    (3) any other Indebtedness (including additional notes and Term Loans) that:

        (A) is permitted to be incurred by the covenant described in Section
    4.12 of each of the 2007 Indenture, the 2010 Indenture and the 2013 Indenture; and

        (B) is permitted to be secured by Parity Liens by clause (2) of the definition of Permitted Liens set forth in each of the 2007 Indenture, the 2010 Indenture and the 2013 Indenture;

provided, in the case of each issue or series of Indebtedness referred to in this clause (3), that:

        (i) on or before the date on which such Indebtedness was incurred by the Company such Indebtedness is designated by the Company, in an officer's certificate delivered to each Parity Debt Representative and the Collateral Trustee on or before such date, as Parity Lien Debt for the purposes of each of the 2007 Indenture, the 2010 Indenture and the 2013 Indenture and this Agreement,

        (ii) such Indebtedness is governed by an indenture or other agreement that includes a Sharing Confirmation and

        (iii) all requirements set forth in this Agreement as to the confirmation, grant or perfection of the Collateral Trustee's Liens to secure such Indebtedness or Obligations in respect thereof are satisfied

(and the satisfaction of such requirements and the other provisions of this clause (3) shall be conclusively established, for purposes of entitling the holders of such Indebtedness to share equally and ratably with the other holders of Parity Lien Debt in the benefits and proceeds of the Collateral Trustee's Liens on the Collateral, if the Company complies with all of the provisions set forth in Section 3.8 of this Agreement, and the holders of such Indebtedness and Obligations in respect thereof will be entitled to rely conclusively thereon).

                  "Parity Lien Debt Documents" means, collectively, the Term Loan Documents, the Note Documents, and the indenture or agreement governing each other Series of Parity Lien Debt and all agreements binding on any Obligor related thereto.

                  "Parity Lien Obligations" means Parity Lien Debt and all other Obligations in respect thereof.

                  "Permitted Prior Liens" means (a) Liens securing Priority Lien Obligations not exceeding the Priority Lien Cap, (b) Liens described in clauses
(5), (6), (10) or (11) of the definition of "Permitted Liens" (as defined in the Parity Lien Debt Documents) and (c) Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the security interests created by the Security Documents.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

                  "Pledged Power Project" means the power generation property and related equipment at each of the following locations:

    (1) the Goldendale Energy Center in Goldendale, Washington;

    (2) the Otay Mesa Energy Center near San Diego, California;

    (3) the Metcalf Energy Center near San Jose, California;

    (4) the Santa Rosa Energy Center in Santa Rosa County, Florida;

    (5) the Washington Parish Energy Center near Bogalusa, Louisiana;

    (6) the Deer Park Energy Center in Deer Park, Texas; and

    (7) the Augusta Energy Center in Augusta, Georgia.

                  "Priority Foreclosure Event" means the failure to pay at maturity or upon acceleration of maturity all outstanding Priority Lien Debt at any time when no Bankruptcy Case or Insolvency Proceeding is pending.

                  "Priority Lien" means a Lien granted by a Security Document to the Collateral Trustee upon any property of the Company or any other Obligor to secure Priority Lien Obligations not exceeding the Priority Lien Cap.

                  "Priority Lien Agent" means the Credit Agreement Agent or any other agent for holders of Priority Lien Debt.

                  "Priority Lien Cap" means an amount equal to (a) the Indebtedness outstanding under the Credit Agreement or any other Credit Facility in an aggregate principal amount not exceeding the greater of (1) $500.0 million, less the amount of any Net Proceeds of a Sale of Designated Assets applied to repay Priority Lien Debt and/or cash collateralize letters of credit that constitute Priority Lien Debt and (2) the dollar amount that, on the date of incurrence of such Indebtedness, is equal to 50% of the Company's Consolidated Cash Flow for the then most recent four-quarter period for which financial information is available, plus (b) any interest (including any interest accruing at the then applicable rate provided in any applicable Priority Lien Document after the maturity of the loans and reimbursement obligations therein and interest accruing at the then applicable rate provided in any applicable Priority Lien Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), penalties, premiums, fees, costs, expenses or other Obligations in respect of such Indebtedness. For purposes of this definition of Priority Lien Cap, all letters of credit shall be valued at face amount, whether or not drawn, and all letters of credit denominated in a currency other than U.S. dollars shall be valued at all times at the Equivalent Amount (as defined in the Credit Agreement) thereof on the date of issue thereof.

                  "Priority Lien Debt" means Indebtedness under (a) the Credit Agreement or (b) any other Credit Facility that is secured by a Priority Lien that was permitted to be incurred under clause (1) of the definition of "Permitted Liens" but only if on or before the day on which such Indebtedness under a Credit Facility described in clause (b) above is incurred by the Company such Indebtedness is designated by the Company, in an officer's certificate delivered to each Parity Debt Representative and the Collateral Trustee on or before such date, as Priority Lien Debt for the purposes of each of the Parity Lien Debt Documents and this Agreement.

                  "Priority Lien Documents" means the Credit Agreement or any other Credit Facility pursuant to which any Priority Lien Debt is incurred and all other agreements governing, securing or relating to any Priority Lien Obligations.

                  "Priority Lien Obligations" means the Priority Lien Debt and all other Obligations in respect of Priority Lien Debt.

                  "Release" means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

                  "Required Parity Debtholders" means, at any time in respect of any action or matter, holders of a majority in aggregate outstanding principal amount of all Parity Lien Debt then outstanding, voting together as a single class. For this purpose, Parity Lien Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding.

                  "Required Priority Debtholders" means, at any time in respect of any action or matter, (1) holders of the outstanding principal amount of, or commitments with respect to, the applicable Priority Lien Debt then outstanding required pursuant to the terms of the applicable Credit Facility, voting as a single class, to approve such action or matter or (2) the Priority Lien Agent acting upon the authorization or consent of the holders referred to in the immediately preceding clause (1). For this purpose, Priority Lien Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding.

                  "Responsible Officer," means, with respect to the Collateral Trustee, any officer within the corporate trust department of the Collateral Trustee including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Collateral Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

                  "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

                  "S&P" means Standard & Poor's Ratings Group (or, if such entity ceases to rate the applicable notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" (or successor concept) within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act (or successor provision) selected by the Company as a replacement agency).

                  "Sale of Designated Assets" means any Asset Sale involving a sale or other disposition of Designated Assets.

                  "Secured Debt" means Parity Lien Debt and Priority Lien Debt.

                  "Secured Debt Default" means (i) the failure to pay any Secured Debt at maturity or (ii) any event or condition which, under the terms of any indenture or agreement governing any Series of Secured Debt causes, or permits holders of Secured Debt outstanding thereunder (with or without the giving of notice or lapse of time, or both, and whether or not notice has been given or time has lapsed) to cause, the Secured Debt outstanding thereunder to become immediately due and payable.

                  "Secured Debt Documents" means the Parity Lien Debt Documents and the Priority Lien Documents.

                  "Secured Debtholder" means, at any time, a Person which then is the holder of, or has any commitment with respect to, any Secured Debt.

                  "Secured Debt Representative" means each Parity Debt Representative and the Priority Lien Agent.

                  "Secured Obligations" means the Parity Lien Obligations and the Priority Lien Obligations.

                  "Security Documents" means this Agreement and one or more security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, deeds of trust or other grants or transfers for security executed and delivered by the Company or any other Obligor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee (including the Existing Security Documents, as assigned to the Collateral Trustee), in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

                  "Series of Parity Lien Debt" means, severally, each of the 2007 Notes, the 2010 Notes, the 2013 Notes, the Term Loans and each other issue or series of Parity Lien Debt for which a single transfer register is maintained.

                  "Series of Secured Debt" means, severally, each of the 2007 Notes, the 2010 Notes, the 2013 Notes, the Term Loans, each other issue or series of Parity Lien Debt for which a single transfer register is maintained and each issue or series of Priority Lien Debt for which a single register is maintained.

                  "Sharing Confirmation" means, as to any Series of Parity Lien Debt, the written agreement of the holders of such Series of Parity Lien Debt, as set forth in the indenture or agreement governing such Series of Parity Lien Debt, for the enforceable benefit of all holders of each other existing and future Series of Parity Lien Debt and each existing and future Parity Debt Representative, that all Parity Lien Obligations shall be and are secured equally and ratably by all Liens at any time granted by the Company or any other Obligor to secure any Obligations in respect of such Series of Parity Lien Debt, whether or not upon property otherwise constituting Collateral, that all such Liens shall be enforceable by the Collateral Trustee for the benefit of all holders of Parity Lien Obligations equally and ratably, and that the holders of Obligations in respect of such Series of Parity Lien Debt are bound by the provisions in this Agreement relating to the order of application of proceeds from enforcement of the Collateral Trustee's Liens upon the Collateral, and consent to and direct the Collateral Trustee to perform its obligations under this Agreement.

                  "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

                  "Subsidiary" means, as applied to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least 50% of the outstanding Voting Shares, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

                  "Term Loan Administrative Agent" means Goldman Sachs Credit Partners L.P., as administrative agent under the Term Loan Agreement, together with its successors in such capacity.

                  "Term Loan Agreement" means that certain Term Loan Agreement dated the date hereof between the Company and the Term Loan Administrative Agent, relating to $750.0 million in aggregate principal amount of Term Loans, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as amended, modified, increased, renewed, restated or replaced, in whole or in part, from time to time.

                  "Term Loan Documents" means the Term Loan Agreement, each Sharing Confirmation and the Security Documents.

                  "Term Loans" means the principal of and interest and premium (if any) on Indebtedness of the Company incurred under the Term Loan Agreement.

                  "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary (and any subsidiary of an Unrestricted Subsidiary) pursuant to a Board Resolution passed after the date of each of the 2007 Indenture, the 2010 Indenture and the 2013 Indenture, but only to the extent that such Subsidiary:

    (1) has no Indebtedness other than Non-Recourse Debt;

    (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

    (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

    (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

    Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the 2007 Trustee, the 2010 Trustee and the 2013 Trustee, as applicable, by filing with the applicable trustee(s) a certified copy of the Board Resolution giving effect to such designation and an officer's certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described under Section 4.07 of each of the 2007 Indenture, the 2010 Indenture and the 2013 Indenture. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the 2007 Indenture, the 2010 Indenture and the 2013 Indenture, as the case may be, and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under Section 4.09 of each of the 2007 Indenture, the 2010 Indenture and the 2013 Indenture, the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under Section 4.09 of each of the 2007 Indenture, the 2010 Indenture and the 2013 Indenture calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

                           "Voting Stock" of any Person as of any date means the
Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

                  (b) All capitalized terms used in this Agreement that are defined in Article 9 of the UCC, as in effect on the date of this Agreement in the State of New York, and not otherwise defined herein shall have the meanings therein set forth.

         1.2. RULES OF INTERPRETATION.

                  (a) Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

                  (b) Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

                  (c) Unless otherwise indicated, any reference to any agreement or instrument shall be deemed to include a reference to such agreement or instrument as assigned, amended, amended and restated, supplemented, otherwise modified from time to time or replaced in accordance with the terms of this Agreement.

                  (d) The use in this Agreement or any of the other Security Documents of the word "include" or "including," when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word "will" shall be construed to have the same meaning and effect as the word "shall."

                  (e) References to "Sections" and "clauses" shall be to Sections and clauses, respectively, of this Agreement unless otherwise specifically provided.

                  (f) References to "Articles" shall be to Articles of this Agreement unless otherwise specifically provided.

                  (g) References to "Exhibits" and "Schedules" shall be to Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided.

                  (h) The use in this Agreement of the words "herein," "hereof," and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.

                  (i) This Agreement, the other Security Documents and any documents or instruments delivered pursuant hereto shall be construed without regard to the identity of the party who drafted the various provisions of the same. Each and every provision of this Agreement, the other Security Documents and instruments and documents entered into and delivered in connection therewith shall be construed as though the parties participated equally in the drafting of the same. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement or the other Security Documents and instruments and documents entered into and delivered in connection therewith.

ARTICLE 2. THE TRUST ESTATE

         2.1.     DECLARATION OF TRUST.

                  To Secure the payment of the Secured Obligations and in consideration of the premises and the mutual agreements set forth herein, each of the Company and the Canadian Guarantors hereby grants to the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all present and future holders of Secured Obligations, all of the Collateral Trustee's right, title and interest in, to and under the Existing Security Documents, as assigned to the Collateral Trustee pursuant to Section 7.19, and all other Security Documents, including all Guarantees thereunder, at any time delivered to the Collateral Trustee and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the "Trust Estate"),

                  To Have and to Hold the Trust Estate unto the Collateral Trustee and its successors and assigns in trust under this Agreement,

                  In Trust, Nevertheless, for the benefit solely and exclusively of all present and future holders of Secured Obligations as security for the payment of all present and future Secured Obligations,

                  Provided, that if at any time (i) all Liens granted by, and all Guarantees made under, any of the Security Documents have been released as provided in Section 4.1, (ii) the Collateral Trustee holds no other property in trust as part of the Trust Estate, (iii) no monetary obligation is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees, agents or sub-agents (whether in an individual or representative capacity) and (iv) the Company delivers to the Collateral Trustee an Officer's Certificate stating that all Liens of, and all Guarantees made in favor of, the Collateral Trustee have been released in compliance with all applicable provisions of the Secured Debt Documents and that the Company and the Canadian Guarantors are not required by any Secured Debt Document to grant any Lien upon any property to secure, or make any Guarantee to support, the Secured Obligations, then the trust arising hereunder shall terminate, except that, notwithstanding such termination, all provisions set forth in Sections 7.7 and
7.8 hereof enforceable by the Collateral Trustee or any of its co-trustees, agents or sub-agents (whether in an individual or representative capacity) shall remain enforceable in accordance with their terms,

                  And the Parties Further Declare and Covenant that the Trust Estate shall be held and distributed by the Collateral Trustee subject to the further agreements herein.

ARTICLE 3. OBLIGATIONS AND POWERS OF COLLATERAL TRUSTEE

         3.1.     UNDERTAKING OF THE COLLATERAL TRUSTEE.

                  (a) Subject to, and in accordance with, this Agreement, the Collateral Trustee will, as trustee for the benefit solely and exclusively of the present and future holders of Secured Obligations:

                           (i) accept transfer of the Existing Security Documents and receive, accept, enter into, hold, maintain, administer and enforce all other Security Documents, including all Guarantees thereunder, at any time delivered to it and all security interests created thereunder, perform its obligations under the Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Documents;

                           (ii) take all lawful and commercially reasonable actions permitted under the Security Documents that it may deem necessary or advisable to protect or preserve its interest in the Collateral and any such Guarantees and such interests, rights, powers and remedies;

                           (iii) deliver and receive notices pursuant to the Security Documents;

                           (iv) sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral and any such Guarantees and its other interests, rights, powers and remedies;

                           (v) remit as provided in Section 3.4 all cash proceeds received by the Collateral Trustee from the collection, foreclosure or enforcement of its interest in the Collateral or any such Guarantees or any of its other interests, rights, powers or remedies;

                           (vi) execute and deliver amendments to the Security Documents as from time to time authorized by an Act of Secured Debtholders; and

                           (vii) release any Lien granted to it by any Security Document upon any Collateral or release and terminate any Guarantee granted to it by any Security Document, in each case if and as required by Section 4.1(b).

                  (b) Each party to this Agreement acknowledges and consents to the undertaking of the Collateral Trustee set forth in Section 3.1(a) and agrees to each of the other provisions of this Agreement applicable to it.

                  (c) Notwithstanding anything to the contrary contained in this Agreement, the Collateral Trustee shall not commence any exercise of remedies, any foreclosure actions or otherwise take any action or proceeding against any of the Collateral unless and until it shall have received a Notice of Actionable Default or a Responsible Officer of the Collateral Trustee has actual knowledge that an Actionable Default has occurred and is continuing and then only in accordance with the provisions of this Agreement.

         3.2. RELEASE OR SUBORDINATION OF LIENS. The Collateral Trustee will not release or subordinate any Lien of the Collateral Trustee or consent to the release or subordination of any Lien of the Collateral Trustee, except (a) as directed by an Act of Secured Debtholders, (b) as required by Article 4 or (c) as ordered pursuant to applicable law by a court of competent jurisdiction.

         3.3. REMEDIES UPON ACTIONABLE DEFAULT. If the Collateral Trustee at any time receives a Notice of Actionable Default or has actual knowledge that an Actionable Default has occurred and is continuing, it will promptly deliver written notice thereof to each Secured Debt Representative. Thereafter, the Collateral Trustee may await direction by an Act of Instructing Debtholders and will act, or decline to act, as directed by an Act of Instructing Debtholders, in the exercise and enforcement of the Collateral Trustee's interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or the Guarantees of the Canadian Guarantors or applicable law. Notwithstanding the foregoing, at any time when a Priority Foreclosure Event is continuing, the Collateral Trustee will act as directed in writing by the Required Priority Debtholders to initiate the exercise of remedies in respect of the Collateral and the Guarantees of the Canadian Guarantors and, following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Instructing Debtholders (provided that no Act of Instructing Debtholders shall countermand the initiation of such exercise of remedies by the Required Priority Debtholders). Unless it has been directed to the contrary by an Act of Instructing Debtholders, the Collateral Trustee in any event may (but shall not be obligated to)

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

take or refrain from taking such action with respect to any Actionable Default as it may deem advisable and in the best interest of the holders of Secured Obligations.

         3.4. APPLICATION OF PROCEEDS. (a) The Collateral Trustee shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral, or any realization upon any Guarantee of the Canadian Guarantors, in the following order of application (the "Order of Application"):

    FIRST, to the payment of all amounts payable under this Agreement on account of the Collateral Trustee's fees or any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the collateral trustee or any co-trustee or agent in connection with any Security Document;

    SECOND, to the Priority Lien Agent for application to the payment of Priority Lien Obligations in an amount not to exceed the Priority Lien Cap, or to be held by the Priority Lien Agent pending such application, until all Priority Lien Obligations have been paid in full in cash or the cash amount held by the Priority Lien Agent in respect of all Priority Lien Obligations is sufficient to pay all Priority Lien Obligations in full in cash;

    THIRD, to the respective Parity Debt Representatives for application to the Parity Lien Obligations equally and ratably until all Parity Lien Obligations have been paid in full in cash; and

    FOURTH, any surplus remaining after the payment in full in cash of all of the Secured Obligations shall be paid to the Company or the applicable Canadian Guarantor, as the case may be, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

                  For this purpose, "proceeds" of Collateral or any Guarantee of the Canadian Guarantors includes any and all cash, securities and other property realized from collection, foreclosure or enforcement of the Collateral Trustee's Liens upon the Collateral (including distributions of Collateral in satisfaction of any Secured Obligations) or any Guarantee of the Canadian Guarantors made in favor of the Collateral Trustee.

                  (b) If any Parity Debt Representative or any holder of a Parity Lien Obligation collects or receives any proceeds in respect of the Parity Lien Obligations that should have been applied to the payment of the Priority Lien Obligations in accordance with clause (a) above, whether after the commencement of a Bankruptcy Case or otherwise, such Parity Debt Representative or such holder of a Parity Lien Obligation, as the case may be, will forthwith deliver the same to the Priority Lien Agent, for the account of the holders of the Priority Lien Obligations, in the form received, duly indorsed to the Priority Lien Agent, for the account of the holders of the Priority Lien Obligations, if required, to be applied in accordance with clause (a) above. Until so delivered, such proceeds will be held by such Parity Debt Representative or such holder of a Parity Lien Obligation, as the case may be, for the benefit of the holders of the Priority Lien Obligations and shall be deemed to be held segregated from other funds and property held by such Parity Debt Representative or such holder of a Parity Lien Obligation.

         3.5. POWERS OF THE COLLATERAL TRUSTEE.

                  (a) The Collateral Trustee is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Security Documents, including any Guarantees thereunder, and applicable law and to act as set forth in this Article 3 or as requested in any lawful directions given to it from time to time in respect of any matter by an Act of Secured Debtholders.

                  (b) Subject to Article 4 and Section 3.3, the Collateral Trustee shall take direction only pursuant to an Act of Secured Debtholders.

                  (c) Each Secured Debt Representative has, and each future Secured Debt Representative will, become party to this Agreement, solely to confirm consent to the undertaking of the Collateral Trustee set forth in Sections 2.1 and 3.1(a) and its acceptance of the rights granted to it by this Agreement. No Secured Debt Representative, Secured Debtholder or other holder of Secured Obligations shall have (i) any obligation or liability under or in respect of this Agreement or any Act of Secured Debtholders to which it is not a signatory party; (ii) any responsibility or duty whatsoever in respect of the Collateral or Security Documents, including any Guarantee thereunder, or any other interest, right, power or remedy granted to or enforceable by the Collateral Trustee, it being understood and agreed by the Collateral Trustee and by the Company and the Canadian Guarantors that only the Collateral Trustee shall be bound by the obligations of the Collateral Trustee expressly set forth in the Security Documents to which the Collateral Trustee is a party or (iii) any liability whatsoever for any act or omission of the Collateral Trustee.

         3.6. DOCUMENTS AND COMMUNICATIONS. The Collateral Trustee will permit each Secured Debt Representative and each Secured Debtholder upon reasonable written notice or from time to time to inspect and copy any and all Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Trustee in its capacity as such.

         3.7. FOR SOLE AND EXCLUSIVE BENEFIT OF HOLDERS OF SECURED OBLIGATIONS.

                  The Collateral Trustee shall accept, hold, administer and enforce all Liens at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Trustee and all other property of the Trust Estate solely and exclusively for the benefit of the present and future holders of present and future Secured Obligations, and shall distribute all cash proceeds received by it in realization thereon or from enforcement thereof solely and exclusively to the Secured Debt Representatives for the benefit of the Secured Debtholders and to the Company pursuant to the provisions of Section 3.4.

         3.8. ADDITIONAL SECURED DEBT.

                  (a) The Collateral Trustee will, as trustee hereunder, perform its undertakings set forth in Section 3.1(a) with respect to each future holder of Secured Obligations that (i) is identified as a holder of Parity Lien Debt or Priority Lien Debt in accordance with the procedures set forth in Section 3.8(b) and (ii) signs, through its designated Secured Debt Representative identified pursuant to Section 3.8(b), a Collateral Trust Joinder.

                  (b) The Company shall be permitted to designate as additional Secured Debtholders hereunder each person who is, or who becomes, the registered holder of Parity Lien Debt or the holder of Priority Lien Debt incurred by the Company after the date of this Agreement. The Company may effect such designation by delivering to the Collateral Trustee, with copies to each previously identified Secured Debt Representative, each of the following:

                           (i) An Officer's Certificate stating that:

                                    (A) The Company intends to incur additional
Secured Debt ("New Secured Debt") which shall either

be (x) Priority Lien Debt permitted by each indenture or agreement governing Secured Debt to be secured with a Priority Lien on a pari passu basis with all previously existing Priority Lien Debt and which, when the principal amount thereof is added to the principal amount of all previously existing Priority Lien Debt, shall be in an aggregate principal amount that is permitted by the terms of the Secured Debt Documents or (y) Parity Lien Debt permitted by each indenture or agreement governing Secured Debt to be secured with a Parity Lien on a pari passu basis with all previously existing Parity Lien Debt and which, when incurred and after giving pro forma effect to the incurrence of such Parity Lien Debt and the application of the proceeds therefrom, shall be in an amount that is permitted by the terms of each Secured Debt Document;

                                    (B) After giving pro forma effect to the
incurrence of such New Secured Debt and the application of the proceeds therefrom no Secured Debt Default shall have occurred and be continuing and, to the best of the signatory's knowledge after due inquiry, no event or condition shall have occurred which could reasonably be expected to result in a Secured Debt Default;

                                    (C) If the incurrence of such New Secured
Debt provides, pursuant to the indenture or agreement governing such New Secured Debt, that additional Collateral shall be required as security therefor, the Company has duly authorized, executed and filed or recorded, as applicable, in each appropriate governmental office financing statements and/or mortgages, as applicable, creating in favor of the Collateral Trustee, in its capacity as trustee hereunder, a valid and perfected first priority Lien on such additional Collateral, subject to the provisions of Section 3.4 and any Permitted Prior Liens; and

                                    (D) The Company has duly authorized,
executed and recorded in each appropriate governmental office a Notice of Advance declaring that the New Secured Debt is secured by the Collateral;

                           (ii) an Opinion of Company Counsel stating that the
Officer's Certificate delivered pursuant to clause (i) above has been duly authorized by the Board of Directors of the Company and has been duly executed and delivered; and

                           (iii) a written notice specifying the name and
address of the Secured Debt Representative for such series of New Secured Debt for purposes of Section 7.5.

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

ARTICLE 4. OBLIGATIONS ENFORCEABLE BY THE COMPANY AND THE CANADIAN GUARANTORS

         4.1. RELEASE OF LIENS.

                  (a) The Collateral Trustee's Liens upon the Collateral will be released pursuant to Section 4.1(b) below:

        (1) in whole, upon (A) payment in full and discharge of all outstanding Secured Debt and all other Secured Obligations that are outstanding, due and payable at the time all of the Secured Debt is paid in full and discharged and (B) termination or expiration of all commitments to extend credit under all Credit Facilities the Indebtedness under which constitutes or would constitute Priority Lien Debt;

        (2) as to any Collateral, if consent to the release of such Collateral has been given by an Act of Secured Debtholders or, if such Collateral represents all or substantially all of the Collateral, consent to release of such Collateral has been given by the requisite percentage or number of holders of each Series of Secured Debt under the applicable Secured Debt Document and, in each case such release has become effective in accordance with such consent;

        (3) as to (i) any Collateral that is sold, transferred or otherwise disposed of or (ii) in the case where the release is to be granted in advance of any sales, transfers or other dispositions, any Collateral to be sold, transferred or otherwise disposed of, by the Company or any Canadian Guarantor in a transaction or other circumstance not prohibited by any of the Secured Debt Documents, at the time of such sale, transfer or other disposition or, in the case of any Collateral to be sold, transferred or otherwise disposed of, at the time specified for such release, to the extent of the interest sold, transferred or otherwise disposed of, or to be sold, transferred or otherwise disposed of; provided that, in the case where the release is to be granted in advance of any sales, transfers or other disposition, (x) such release will only become effective if such Collateral has a Fair Market Value of $5 million or less and the Fair Market Value of such Collateral, together with all other Collateral that has been subject to a release described in this proviso, does not exceed $25 million during any period of 12 consecutive months, (y) no Lien has or will be granted to any Person other than the Collateral Trustee in respect of such Collateral during the period between such release and the consummation of the sale, transfer or other disposition of such Collateral and (z) in the event that the consummation of the sale, transfer or other disposition of such Collateral does not take place (or a definitive binding agreement with respect to such sale, transfer or other disposition is not entered into) within 60 days of such release, the Lien of the Collateral Trustee will immediately and automatically be reinstated on such Collateral;

        (4) as to any Collateral consisting of a Pledged Power Project, if the Company's interest in such Pledged Power Project is transferred to a Restricted Subsidiary of the Company in a transaction not prohibited by any of the Secured Debt Documents;

        (5) as to any Collateral in connection with any abandonment, forfeiture, surrender or release of oil and gas assets, or a lease termination, not prohibited by any of the Secured Debt

    Documents; and

        (6) as to any Excluded Assets upon request of the Company.

                  In addition, in the case of a release of all Collateral owned by any Canadian Guarantor pursuant to the foregoing provisions, the Guarantee of such Canadian Guarantor will also be automatically released pursuant to the Security Documents.

                  (b) The Collateral Trustee agrees for the benefit of the Company and the Canadian Guarantors that if the Collateral Trustee at any time receives:

                           (i)      An Officer's Certificate stating that:

                                    (A) (x) such officer has read Article 4 of
                  this Agreement and understands the provisions and the definitions relating hereto, (y) such officer has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in this Agreement, if any, relating to the release of the Collateral have been complied with and (z) in the opinion of such officer, such conditions precedent, if any, have been complied with;

                                    (B) no Secured Debt Default shall have
                  occurred or is continuing and, to the best of the signatory's knowledge after due inquiry, no event or condition shall have occurred which could reasonably be expected to result in a Secured Debt Default or will result from the release of such Lien and/or Guarantee, as applicable; and

                                    (C) for releases effected after the date of
                  this Agreement, as to any release of oil and gas assets permitted pursuant to clause (3) or (5) of Section 4.1(a), that such release shall not adversely affect or impair the Lien of a Security Document with respect to any other portion of the Collateral;

                           (ii) The proposed instrument or instruments releasing
such Lien as to such property and/or Guarantee, as applicable, in recordable form, if applicable;

                           (iii) an Opinion of Company Counsel to the effect
that:

                                    (A) the conditions precedent, if any, in
                  Section 4.1 of this Agreement to be satisfied with respect to the release of such Collateral have been complied with; and

                                    (B) with respect to all releases, that the
                  instrument or instruments proposed to be executed will be effective solely to release the Lien of the Security Document as to the property described in such Officer's Certificate and/or the Guaranty described in such Officer's Certificate, as applicable (without requiring the Collateral Trustee to make any representation or warranty in respect thereof), without releasing or satisfying any obligation secured by such Lien and/or guaranteed by such Guarantee, as applicable, and without imposing any obligation or liability upon the Collateral Trustee or any other Person;

                           (iv) for releases effected after the date of this
                  Agreement, the written confirmation of the Credit Agreement Agent and, for so long as the Term Loans shall be outstanding, the Term Loan Administrative Agent that, in its view, such release is permitted by Section 4.1(a); provided that each of the Credit Agreement Agent and the Term Loan Administrative Agent agree that as soon as practicable after receipt of any Officer's Certificate from the Company pursuant to Section 4.2 it will either provide (x) such written confirmation, (y) a written statement that such release is not permitted by
                  Section 4.1(a) or (z) a request for further information regarding the proposed release from the Company;

then the Collateral Trustee will execute (with such acknowledgements and/or notarizations as are required) and deliver such release to the Company on or before the later of (x) the date specified in such request for such release and
(y) the fifth Business Day after the date of receipt of the items required by
Section 4.1(b) by the Collateral Trustee.

         In the case of any release pursuant to clause (2) or (3) of Section 4.1(a), if the terms of any such sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, at the request of the Company, the Collateral Trustee shall either be present at the closing of such transaction or shall deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release.

         4.2. DELIVERY OF COPIES TO SECURED DEBT REPRESENTATIVES. The Company will deliver to each Secured Debt Representative a copy of each Officer's Certificate delivered to the Collateral Trustee pursuant to Section 4.1, together with copies of all documents delivered to the Collateral Trustee with such Officer's Certificate. The Secured Debt Representatives will not be obligated to take notice thereof or to act thereon, subject to Section 4.1(b)(iv).

         4.3. COLLATERAL TRUSTEE NOT REQUIRED TO SERVE, FILE OR RECORD. The Collateral Trustee is not required to serve, file, register or record any instrument releasing or subordinating its security interest in any Collateral.

ARTICLE 5. IMMUNITIES OF THE COLLATERAL TRUSTEE.

         5.1. NO IMPLIED DUTY. The Collateral Trustee will not have any duties or responsibilities except those expressly assumed by it in this Agreement and the other Security Documents and shall not be required to take any action which is contrary to applicable law or any provision of this Agreement or the other Security Documents.

         5.2. APPOINTMENT OF AGENTS AND ADVISORS. The Collateral Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or thorough agents, attorneys, accountants, appraisers or other experts or advisors as it may reasonably require and shall not be responsible for any misconduct or negligence on the part of any of them.

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         5.3. OTHER AGREEMENTS. The Collateral Trustee has accepted and is bound by the Security Documents executed by the Collateral Trustee as of the date of this Agreement and, subject to Article 4 and, as directed by an Act of Secured Debtholders, the Collateral Trustee may execute additional Security Documents delivered to it after the date of this Agreement, provided, however, that such additional Security Documents do not adversely affect the rights, privileges, benefits and immunities of the Collateral Trustee. The Collateral Trustee shall not otherwise be bound by, or be held obligated by, the provisions of any indenture or agreement governing Secured Debt.

         5.4. SOLICITATION OF INSTRUCTIONS.

                  (a) The Collateral Trustee may at any time solicit confirmatory instructions, in the form of an Act of Secured Debtholders or an order of a court of competent jurisdiction, as to any action which it may be requested or required to take, or which it may propose to take, in the performance of any of its obligations under this Agreement.

                  (b) No direction given to the Collateral Trustee by an Act of Secured Debtholders which imposes, purports to impose or might reasonably be expected to impose upon the Collateral Trustee any obligation or liability not set forth in or arising under this Agreement and the other Security Documents accepted by the Collateral Trustee shall be binding upon the Collateral Trustee unless the Collateral Trustee elects, at its sole option, to accept such direction.

         5.5. LIMITATION OF LIABILITY. The Collateral Trustee shall not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Security Document, except for its own gross negligence or willful misconduct.

         5.6. DOCUMENTS IN SATISFACTORY FORM. The Collateral Trustee shall be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and upon substantive provisions reasonably satisfactory to it.

         5.7. ENTITLED TO RELY. The Collateral Trustee may conclusively rely upon any certificate, notice or other document (including any teletransmission) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons and need not investigate any fact or matter stated in any such document. The Collateral Trustee may seek and rely upon any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Company in compliance with the provisions of this Agreement or delivered to it by any Secured Debt Representative as to the Secured Debtholders for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Trustee may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. To the extent an Officer's Certificate or an Opinion of Company Counsel is required or permitted under this Agreement to be delivered to the Collateral Trustee

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

in respect of any matter, the Collateral Trustee may rely conclusively on such Officer's Certificate or Opinion of Company Counsel as to such matter.

         5.8. SECURED DEBT DEFAULT. The Collateral Trustee shall not be required to inquire as to the occurrence or absence of any Secured Debt Default and shall not be affected by or required to act upon any notice or knowledge as to the occurrence of any Secured Debt Default unless and until it receives a Notice of an Actionable Default or a Responsible Officer of the Collateral Trustee has actual knowledge that an Actionable Default has occurred and is continuing.

         5.9. ACTIONS BY COLLATERAL TRUSTEE. As to any matter not expressly provided for by this Agreement, the Collateral Trustee shall act or refrain from acting as directed by Act of Secured Debtholders and shall be fully protected if it does so.

         5.10. SECURITY OR INDEMNITY IN FAVOR OF THE COLLATERAL TRUSTEE. The Collateral Trustee shall not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity reasonably satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.

         5.11. RIGHTS OF THE COLLATERAL TRUSTEE.(a) Notwithstanding anything to the contrary contained herein or in any of the other Security Documents, the Collateral Trustee shall be under no obligation to take any action which in its sole discretion, would subject the Collateral Trustee to personal or financial liability.

                  (b) In the event there is any disagreement between the other parties to this Agreement or any of the other Security Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Trustee and the terms of this Agreement or any of the other Security Documents do not unambiguously mandate the action the Collateral Trustee is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Trustee is in doubt as to what action it is required to take or not to take, it shall be entitled to refrain from taking any action until directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.

         5.12. LIMITATIONS ON DUTY OF COLLATERAL TRUSTEE IN RESPECT OF
COLLATERAL.

                  (a) Beyond the exercise of reasonable care in the custody thereof, the Collateral Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Trustee in good faith.

                                    (b) The Collateral Trustee shall not be
responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Collateral Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Trustee hereby disclaims any representation or warranty to the present and future holders of the Secured Obligations concerning the perfection of the Liens and security interests granted hereunder or in the value of any of the Collateral.

         5.13. ASSUMPTION OF RIGHTS, NOT ASSUMPTION OF DUTIES. Anything herein contained to the contrary notwithstanding, (a) each of the parties thereto shall remain liable under each of the Security Documents to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not be executed, (b) the exercise by the Collateral Trustee of any of its rights, remedies or powers hereunder shall not release such parties from any of their respective duties or obligations under the Security Documents and (c) the Collateral Trustee shall not be obligated to perform any of the obligations or duties of any of the parties thereunder.

         5.14. NO LIABILITY FOR CLEAN UP OF HAZARDOUS MATERIALS. In the event that the Collateral Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Trustee's sole discretion may cause the Collateral Trustee to be considered an "owner or operator" under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), 42 U.S.C. ss.9601, et seq., or otherwise cause the Collateral Trustee to incur liability under CERCLA or any other federal, state or local law, the Collateral Trustee reserves the right to, instead of taking such action, either resign as Collateral Trustee or arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Trustee shall not be liable to any person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Trustee's actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment.

ARTICLE 6. RESIGNATION AND REMOVAL OF THE COLLATERAL TRUSTEE.

         6.1. RESIGNATION OR REMOVAL OF COLLATERAL TRUSTEE. Subject to the appointment of a successor Collateral Trustee as provided in Section 6.2 and the acceptance of such appointment by the successor Collateral Trustee, (a) the Collateral Trustee may resign at any time by giving not less than 30 days' notice of resignation to each Secured Debt Representative and the

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

Company and (b) the Collateral Trustee may be removed at any time, with or without cause, by an Act of Secured Debtholders.

         6.2. APPOINTMENT OF SUCCESSOR COLLATERAL TRUSTEE. Upon any such resignation or removal, a successor Collateral Trustee may be appointed by the Secured Debt Representatives, acting jointly, or by an Act of Secured Debtholders. If no successor Collateral Trustee shall have been so appointed and shall have accepted such appointment within 30 days after the predecessor Collateral Trustee gave notice of resignation or was removed, the retiring Collateral Trustee may (at the expense of the Company), at its option, appoint a successor Collateral Trustee, or petition a court of competent jurisdiction for appointment of a successor Collateral Trustee, which shall be a bank or trust company (a) authorized to exercise corporate trust powers, (b) having a combined capital and surplus of at least $50,000,000 and (c) maintaining an office in New York, New York. The Collateral Trustee shall fulfill its obligations hereunder until a successor Collateral Trustee meeting the requirements of this Section
6.2 has accepted its appointment as Collateral Trustee and the provisions of
Section 6.3 have been satisfied.

         6.3. SUCCESSION. When the Person so appointed as successor Collateral Trustee accepts such appointment:

                  (i) such Person shall succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Trustee, and the predecessor Collateral Trustee shall be discharged from its duties and obligations hereunder, and

                  (ii) the predecessor Collateral Trustee shall promptly transfer all Liens and collateral security and other property of the Trust Estate within its possession or control to the possession or control of the successor Collateral Trustee and shall execute instruments and assignments as may be necessary or desirable or reasonably requested by the successor Collateral Trustee to transfer to the successor Collateral Trustee all Liens, interests, rights, powers and remedies of the predecessor Collateral Trustee in respect of the Security Documents or the Trust Estate.

Thereafter the predecessor Collateral Trustee shall remain entitled to enforce the immunities granted to it in Article 5 and the provisions of Sections 7.7 and 7.8.

         6.4. LIMITATION. The Collateral Trustee shall not be the same Person as, or an Affiliate of, any Secured Debt Representative. If the Collateral Trustee at any time becomes an Affiliate of any Secured Debt Representative, it shall promptly resign subject to appointment of a successor Collateral Trustee and acceptance of such appointment as provided in this Article 6.

ARTICLE 7. MISCELLANEOUS PROVISIONS.

         7.1. AMENDMENT.

         No amendment or supplement to the provisions of this Agreement or any other Security Document (to which the Collateral Trustee is a party) will be effective without the approval of the Collateral Trustee acting as directed by an Act of Secured Debtholders and, in the case of this Agreement, the signature of each other party to this Agreement, except that:

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

        (1) any amendment or supplement that has the effect solely of adding or maintaining Collateral, securing additional Secured Debt that was otherwise permitted by the terms of the Secured Debt Documents to be secured by the Collateral or preserving or perfecting the Liens thereon or the rights of the Collateral Trustee therein, or adding or maintaining any Guarantee, will become effective when executed and delivered by the Company or any other Obligor party thereto and the Collateral Trustee as directed by the Company or such other Obligor;

        (2) no amendment or supplement that reduces, impairs or adversely affects the right of any Secured Debtholder (A) to vote its outstanding Secured Debt as to any matter described as subject to an Act of Secured Debtholders, an Act of Instructing Debtholders, an act of the Required Priority Debtholders or an act of the Required Parity Debtholders (or amends the provisions of this clause (2) or the definition of "Act of Secured Debtholders," "Act of Instructing Debtholders," "Required Priority Debtholders," "Required Parity Debtholders," "Priority Foreclosure Event" or "Actionable Default"), (B) to share in the order of application described in
    Section 3.4 in the proceeds of enforcement of or realization on any Collateral or any Guarantee of the Canadian Guarantors, in each case that has not been released in accordance with the provisions described in Section
    4.1 or (C) to require that Liens securing Secured Obligations be released only as set forth in the provisions described in Section 4.1 will become effective without the additional consent of such holder; and

        (3) no amendment or supplement that imposes any obligation upon the Collateral Trustee or any Secured Debt Representative or adversely affects the rights of the Collateral Trustee or any Secured Debt Representative, respectively, in its individual capacity will become effective without the consent of the Collateral Trustee or such Secured Debt Representative, respectively.

         The Collateral Trustee shall not enter into any such amendment or supplement unless it shall have received an Officer's Certificate to the effect that such amendment or supplement will not result in a breach of any provision or covenant contained in any of the Secured Debt Documents. Prior to executing any amendment or supplement pursuant to this Section 7.1, the Collateral Trustee shall be entitled to receive an Opinion of Company Counsel to the effect that the execution of such document is authorized or permitted hereunder, and with respect to amendments adding Collateral, an Opinion of Company Counsel addressing customary perfection matters with respect to such additional Collateral.

                  Any amendment or supplement to the provisions of the Security Documents that releases Collateral or any Guarantee of the Canadian Guarantors will be effective only in accordance with the requirements set forth in Section 4.1.

         7.2. FURTHER ASSURANCES.

         The Company and each of the Canadian Guarantors will do or cause to be done all acts and things which may be required, or which the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the holders of Secured Obligations, duly created, enforceable and perfected Liens upon the Collateral, including after-acquired Collateral, subject, in the case of Parity Lien Obligations, only to Priority Liens securing Priority Lien Obligations up to the Priority Lien Cap and other Permitted Prior Liens, and duly created and enforceable Guarantees of the Canadian Guarantors, in each case as contemplated by the Secured Debt Documents.

                  The Company and each of the Canadian Guarantors will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as shall be reasonably required, or which the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, and to create, protect, assure or enforce the Guarantees of the Canadian Guarantors, in each case as contemplated by the Secured Debt Documents for the benefit of the holders of Secured Obligations. Upon the filing of continuation statements (which is expected to be five years from the date hereof and in five year intervals thereafter), the Company shall promptly deliver to the Collateral Trustee an Opinion of Company Counsel reasonably satisfactory to the Collateral Trustee as to the continued perfection of the Liens and security interests created by the Security documents under the Uniform Commercial Code of the State of New York.

         7.3. SUCCESSORS AND ASSIGNS.

                  (a) Except as provided in Section 5.2, the Person acting as Collateral Trustee may not, in its individual capacity, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights shall be void. All obligations of the Collateral Trustee hereunder shall inure to the sole and exclusive benefit of, and be enforceable by, each Secured Debt Representative and each present and future holder of Secured Obligations, each of whom shall be entitled to enforce this Agreement as a third party beneficiary hereof, and all of their respective successors and assigns.

                  (b) Neither the Company nor any of the Canadian Guarantors may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights shall be void. All obligations of the Company and the Canadian Guarantors hereunder shall inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Trustee, each Secured Debt Representative and each present and future holder of Secured Obligations, each of whom shall be entitled to enforce this Agreement as a third party beneficiary hereof, and all of their respective successors and assigns.

         7.4. DELAY AND WAIVER. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Security Documents shall impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy shall preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

         7.5. NOTICES. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

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

If to the Collateral Trustee:              The Bank of New York
                                           101 Barclay Street
                                           Floor 8 West
                                           New York, NY 10286
                                           Attention: Corporate Trust
                                           Administration

If to the Company or any Canadian
Guarantor:                                 Calpine Corporation
                                           50 West San Fernando Street
                                           San Jose, CA 95113
                                           Attention:  General Counsel

If to the Credit Agreement Agent:          Scotia Capital
                                           One Liberty Plaza
                                           New York, NY 10006
                                           Attention: Denis P. O'Meara

                                           With a copy to:

                                           The Bank of Nova Scotia
                                           600 Peachtree Street N.E.
                                           Suite 2700
                                           Atlanta, GA  30308
                                           Attention: Hilma Gabbidon

If to the 2007 Trustee:                    Wilmington Trust Company
                                           520 Madison Avenue, 33rd Floor
                                           New York, NY  10022
                                           Attention: James McGinley

If to the 2010 Trustee:                    Wilmington Trust Company
                                           520 Madison Avenue, 33rd Floor
                                           New York, NY  10022
                                           Attention: James McGinley

If to the 2013 Trustee:                    Wilmington Trust Company
                                           520 Madison Avenue, 33rd Floor
                                           New York, NY  10022
                                           Attention: James McGinley

If to the Term Loan Administrative Agent:  Goldman Sachs Credit Partners L.P.
                                           85 Broad Street
                                           New York, NY  10004
                                           Attention: Pedro Ramirez

                  and if to any other Secured Debt Representative, to such address as it may specify by written notice to the parties named above.

                  Each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. Each party may change its address for notice hereunder to any other location within the continental United States by giving written notice thereof to the other parties as set forth in this Section 7.5.

         7.6. ENTIRE AGREEMENT. This Agreement states the complete agreement of the parties relating to the undertaking of the Collateral Trustee set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

         7.7. COMPENSATION; EXPENSES. Whether or not the transactions contemplated hereby shall be consummated, the Company agrees to pay, promptly upon demand:

                  (i) such compensation to the Collateral Trustee and its agents, co-agents and sub-agents as the Company and the Collateral Trustee shall agree in writing from time to time;

                  (ii) all reasonable costs and expenses incurred in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement or any other Security Document or any consent, amendment, waiver or other modification relating thereto;

                  (iii) all reasonable fees, expenses and disbursements of legal counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Collateral Trustee or any Secured Debt Representative incurred in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement and the other Security Documents or any consent, amendment, waiver or other modification relating thereto and any other document or matter requested by the Company;

                  (iv) all reasonable costs and expenses of creating, perfecting, releasing or enforcing the Collateral Trustee's security interests in the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums;

                  (v) all other reasonable costs and expenses incurred by the Collateral Trustee or any Secured Debt Representative in connection with the negotiation, preparation and execution of the Security Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby or the exercise of rights or performance of obligations by the Collateral Trustee thereunder; and

                  (vi) after the occurrence of any Secured Debt Default, all reasonable costs and expenses incurred by the Collateral Trustee or any Secured Debt Representative in connection with the preservation, collection, foreclosure or enforcement of the Security Documents or any interest, right, power or remedy of the Collateral Trustee or in connection with the collection or enforcement of any of the Secured Obligations or the proof, protection, administration or resolution of any claim based upon the Secured Obligations in any Bankruptcy Case or Insolvency Proceeding, including all reasonable fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Trustee or the Secured Debt Representatives.

The agreements in this Section 7.7 shall survive repayment of all other Secured Obligations and the removal or resignation of the Collateral Trustee.

         7.8. INDEMNITY.

                  (a) Each of the Company and the Canadian Guarantors jointly and severally agrees to defend (subject to Indemnitees' selection of counsel; it being understood that the holders of Priority Lien Debt and the holders of all Parity Lien Debt shall each be entitled to select a single transaction counsel and local counsel), indemnify, pay and hold harmless, the Collateral Trustee, each Secured Debt Representative, each Secured Debtholder and each of their respective Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an "Indemnitee") from and against any and all Indemnified Liabilities; provided, no Indemnitee shall be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.

                  (b) All amounts due under Section 7.8(a) shall be payable upon demand.

                  (c) To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 7.8(a) may be unenforceable in whole or in part because they are violative of any law or public policy, the Company and the Canadian Guarantors shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

                  (d) Neither the Company nor any Canadian Guarantor shall ever assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Secured Debt Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and each of the

Company and the Canadian Guarantors hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                  (e) The agreements in this Section 7.8 shall survive repayment of all other Secured Obligations and the removal or resignation of the Collateral Trustee.

         7.9. SEVERABILITY. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, shall not in any way be affected or impaired thereby.

         7.10. HEADINGS. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

         7.11. OBLIGATIONS SECURED. All obligations of the Company and the Canadian Guarantors set forth in or arising under this Agreement shall be Secured Obligations and are secured by all Liens granted by the Security Documents.

         7.12. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

         7.13. CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER SECURITY DOCUMENTS MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH
SECTION 7.5; (d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (e) AGREES EACH PARTY HERETO RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

         7.14. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER SECURITY DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE INTENTS AND PURPOSES OF THE OTHER SECURITY DOCUMENTS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE OTHER SECURITY DOCUMENTS, INCLUDING CONTRACT CLAIMS, TORT CLAIMS,

BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HERETO HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH PARTY HERETO WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 7.14 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF OR TO THIS AGREEMENT OR ANY OF THE OTHER SECURITY DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING THERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         7.15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         7.16. EFFECTIVENESS. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each party of written or telephonic notification of such execution and authorization of delivery thereof.

         7.17. ADDITIONAL OBLIGORS. The Company will cause each Subsidiary of the Company that becomes an Obligor or is required by any Secured Debt Document to become a party to this Agreement to become party to this Agreement, for all purposes of this Agreement, by causing such Subsidiary to execute and deliver to the parties hereto a Collateral Trust Joinder, whereupon such Subsidiary shall be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof.

         7.18. APPOINTMENT OF SUB-AGENT FOR CONTROL AGREEMENTS.

                  (a) The Collateral Trustee hereby appoints the Credit Agreement Agent as the agent of the Collateral Trustee with power and authority to accept, hold, administer and enforce, for the benefit and subject to the direction of the Collateral Trustee, all interests, rights and remedies under any and all existing and future Control Agreements maintained in the name of the Credit Agreement Agent.

                  (b) The Credit Agreement Agent accepts its appointment as agent for the Collateral Trustee in respect of all Control Agreements which the Credit Agreement Agent may elect to maintain in its name, but without any obligation whatsoever to accept or maintain any Control Agreement. The Credit Agreement Agent may at any time resign as agent for the Collateral Trustee, subject to delivery to the Collateral Trustee of an instrument sufficient, in the reasonable judgment of the Collateral Trustee, to permit the Collateral Trustee to enforce directly, in its own name, all Control Agreements then maintained in the name of the Credit Agreement Agent.

                  (c) If the Company or any other Obligor at any time maintains deposits in a deposit account that are not subject to a Control Agreement maintained in the name of the Credit Agreement Agent while acting as agent for the Collateral Trustee, the Company or such Obligor will cause the depositary bank promptly to execute and deliver to the Collateral Trustee a Control Agreement over such deposit account and deposits therein in customary form. No such Control Agreement will in any event be required, however, as to deposits in deposit accounts consisting of Excluded Assets.

                  (d) Neither the Company nor any other Obligor will be required to deliver to the Collateral Trustee a Control Agreement for any commodity account or commodity contracts carried therein or for any securities account or financial assets credited thereto, so long as the Collateral Trustee's Liens in such securities account and financial assets are and remain otherwise duly perfected.

         7.19. TRANSFER OF THE EXISTING SECURITY DOCUMENTS. (a) The Existing Collateral Agent hereby assigns and transfers to the Collateral Trustee, unconditionally, irrevocably and forever, any and all of its Liens, claims, interests, rights, powers and remedies under the Existing Security Documents, effective without further act or condition immediately upon the execution and delivery of this Agreement. Each transfer of Existing Security Documents is made by the Existing Collateral Agent without any representation or warranty whatsoever, except the warranty that it has not assigned or transferred whatever interest or rights (if any) it may have been granted thereby.

                  (b) Promptly upon execution of this Agreement, the Existing Collateral Agent will execute and deliver (and if necessary acknowledge in recordable form) each of the instruments of transfer for the Existing Security Documents set forth on Schedule 2.

                           [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Agreement to be executed by their respective officers or representatives hereunto duly authorized as of the day and year first above written.

                                    THE COMPANY:

                                    CALPINE CORPORATION

                                    By:  /s/ Michael Thomas
                                      -----------------------------------------
                                      Name:  Michael Thomas
                                      Title:

                                    THE CANADIAN GUARANTORS:

                                    QUINTANA MINERALS (USA), INC.



                                    By:  /s/ Michael Thomas
                                      -----------------------------------------
                                      Name:  Michael Thomas
                                      Title:

                                    JOQ CANADA, INC.

                                    By:  /s/ Michael Thomas
                                      -----------------------------------------
                                      Name:  Michael Thomas
                                      Title:

                                    QUINTANA CANADA HOLDINGS LLC

                                    By:  /s/ Michael Thomas
                                      -----------------------------------------
                                      Name:  Michael Thomas
                                      Title:

                                    THE CREDIT AGREEMENT AGENT:

                                    THE BANK OF NOVA SCOTIA,
                                    as Agent under the Credit Agreement

                                    By:  /s/ Denis P. O'Meara
                                      -----------------------------------------
                                      Name: Denis P. O'Meara
                                      Title:  Managing Director

                                    THE 2007 TRUSTEE:

                                    WILMINGTON TRUST COMPANY,
                                    as Trustee

                                    By:  /s/ Michael W. Diaz
                                      -----------------------------------------
                                      Name: Michael W. Diaz
                                      Title:  Authorized Signer

                                    THE 2010 TRUSTEE:

                                    WILMINGTON TRUST COMPANY,
                                    as Trustee

                                    By:  /s/ Michael W. Diaz
                                      -----------------------------------------
                                      Name: Michael W. Diaz
                                      Title:  Authorized Signer

                                    THE 2013 TRUSTEE:

                                    WILMINGTON TRUST COMPANY,
                                    as Trustee

                                    By:  /s/ Michael W. Diaz
                                      -----------------------------------------
                                      Name: Michael W. Diaz
                                      Title:  Authorized Signer

                                    THE TERM LOAN ADMINISTRATIVE AGENT:

                                    GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                    as Term Loan Administrative Agent

                                    By:  /s/ R. T. Wagner
                                      ------------------------------------------
                                      Name: Robert Wagner
                                      Title:  Authorized Signatory

                                    THE COLLATERAL TRUSTEE:

                                    THE BANK OF NEW YORK,
                                    as Collateral Trustee

                                    By:  /s/ Michael Pitfick
                                      -----------------------------------------
                                      Name: Michael Pitfick
                                      Title:  Assistant Vice President

                                                                       EXHIBIT A

                            COLLATERAL TRUST JOINDER

                  The undersigned, _____________________, a _______________, hereby agrees to become party to the Collateral Trust Agreement dated as of [______], 2003, by and among Calpine Corporation, a Delaware corporation, [________________], as Collateral Agent under the Credit Agreement (as defined therein), Wilmington Trust Company, as Trustee under the 2007 Indenture (as defined therein), Wilmington Trust Company, as Trustee under the 2010 Indenture (as defined therein), Wilmington Trust Company, as Trustee under the 2013 Indenture (as defined therein), Goldman Sachs Credit Partners L.P., as Term Loan Administrative Agent under the Term Loan Agreement (as defined therein), and The Bank of New York, as Collateral Trustee, for all purposes thereof on the terms set forth therein, and to be bound by the terms of said Collateral Trust Agreement as fully as if the undersigned had executed and delivered said Collateral Trust Agreement as of the date thereof.

                  The provisions of Article 7 of said Collateral Trust Agreement shall apply with like effect to this Joinder.

                  IN WITNESS WHEREOF, the undersigned has executed and delivered this Joinder as of ___________________, 20____.

                                                 [_____________________________]

                                                 By:____________________________
                                                    Name:
                                                    Title:

                                    EXHIBIT B

Recording requested by and
when recorded mail to:

The Bank of New York
101 Barclay Street, Floor 8 West
New York, New York 10286
Attn: Corporate Trust Administration

               --------------------------------------------------

                          NOTICE OF ADDITIONAL ADVANCE

               --------------------------------------------------

                               CALPINE CORPORATION
                             a Delaware corporation
                         (Taxpayer I.D. No. 77-0212977),
                                  as Mortgagor

                                      [and

                            [Trustees, if applicable,
                                   as Trustee]

                                   in favor of

                              THE BANK OF NEW YORK,
                         (Taxpayer I.D. No. 13-5160382),
              in its capacity as Collateral Trustee, as Beneficiary

                           Dated as of [_______], 20__

         This NOTICE OF ADDITIONAL ADVANCE, dated as of [_______], 20__ (this "Notice"), is made by CALPINE CORPORATION (the "Company"), a Delaware corporation, whose address is 1000 Louisiana Street, Suite 800 Houston, TX 77002, as trustor or mortgagor, in favor of [Trustees, if applicable, as the "Trustee", and] THE BANK OF NEW YORK, a national banking association whose address is 101 Barclay Street, New York, New York 10286, as Collateral Trustee under the Collateral Trust Agreement and as Beneficiary under the Mortgages, as "Beneficiary" hereunder.

         This Notice relates to that certain [describe existing mortgages - will need a Notice of Additional Advance to be recorded in each county in which the prior mortgages were recorded] (as the same may have been, from time to time, supplemented and/or amended, collectively the "Mortgages") by the Company in favor of [the Trustee and] Beneficiary which (along with any supplements and/or amendments and/or prior Notices of Additional Advance) has been recorded and filed in the public records as set forth on Schedule I hereto. Capitalized terms used, but not otherwise defined herein, shall have the meanings assigned to such terms in the Collateral Trust Agreement dated as of July 16, 2003, among the Company, Beneficiary and others (the "Collateral Trust Agreement"). The Mortgages secure, among other things, (a) Priority Lien Debt pursuant to the Amended and Restated Credit Agreement in an aggregate amount of up to $700,000,000; (b) Parity Lien Debt pursuant to the 2007 Indenture, 2010 Indenture, 2013 Indenture and Term Loan Agreement in an aggregate amount of up to $3,500,000,000, and (iii) any future debt constituting Priority Lien Debt or Parity Lien Debt up to an aggregate amount of Secured Debt of $4,200,000,000.

         This Notice provides notice that the Company has agreed to issue or incur New Secured Debt as either Priority Lien Debt or Parity Lien Debt. The Company represents and warrants to each of the Secured Debtholders and the Beneficiary that the additional debt, when issued, shall constitute New Secured Debt and that the New Secured Debt, together will all of the obligations of the Company under the Secured Debt Documents executed by the Company in connection therewith, shall be secured in accordance with the terms of the Mortgages, together with all other Secured Debt and obligations secured thereby, without any preference, distinction or priority as to lien or otherwise of any New Secured Debt over any other Secured Debt by reason of any priority in time of the issuance, sale or negotiation thereof, or by reason of the purpose of the issuance, sale or negotiation thereof, or otherwise, except as otherwise expressly provided in the Mortgages.

         This Notice shall not constitute an amendment or modification of the Mortgages or any other Secured Debt Document or the giving by the Beneficiary of any consent, waiver or approval under the Mortgages or any other Secured Debt Document, and no right of the holders of any Secured Debt shall be affected hereby.

         The Company hereby affirms and agrees that the Mortgages secure the full payment and performance of each and every obligation stated therein to be secured thereby, and continues to be effective as, and to constitute, a first and prior lien and charge on the Mortgaged Property to the full extent of all obligations secured thereby in accordance with and subject to the terms thereof. Solely for the purpose of such affirmation of the effect of the Mortgages, the Company does hereby re-grant, re-bargain, re-sell, re-warrant, re-alienate, re-remise, re-release, re-convey, re-assign, re-transfer, re-mortgage, re-hypothecate, re-pledge, re-set over and re-confirm, WITH

POWER OF SALE, [if applicable, to the Trustee] for the benefit and security of the Beneficiary, the Mortgaged Property, in accordance with and subject to the terms of the Mortgages.

         The Company agrees that this Notice shall not prejudice any present or future rights, remedies, benefits or powers belonging or accruing to the Beneficiary under the terms of the Mortgages.

         In the event of any conflict between the terms of the Mortgages and the provisions of this Notice, the terms of the Mortgages shall control.

         All certifications, representations, warranties and covenants of the Company herein shall apply to and bind the heirs, administrators, executors, legal representatives, successors and assigns of the Company and inure to the benefit of the successors in interest of the Beneficiary.

         IN WITNESS WHEREOF, the Company has executed this Notice effective as of the date first set forth above.

                                    CALPINE CORPORATION, a Delaware corporation

                                    By: ________________________________________

                                    Title: _____________________________________

                                    Printed Name: ______________________________

ATTEST:

_________________________

Printed Name:

The name and mailing address of Mortgagor is:

Calpine Corporation
1000 Louisiana Street, Suite 800
 Houston, TX 77002

                                   SCHEDULE I